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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 2, 1996

                          NETWORK IMAGING CORPORATION
             (Exact name of registrant as specified in its charter)


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
                 DELAWARE                              0-22970                   54-1590649
     (State or other jurisdiction of                (Commission               (I.R.S. Employer
      incorporation or organization)                File Number)           Identification Number)

500 HUNTMAR PARK DRIVE, HERNDON, VIRGINIA                                          20170
 (Address of principal executive offices)                                        (Zip code)
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                                 (703) 478-2260
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

         In May 1996, the number of directors of the Company was reduced from seven to five as four members resigned and James J. Leto and C. Alan Peyser were elected as directors. Mr. Leto was also named President and Chief Executive Officer of the Company. Robert P. Bernardi continues to serve as Chairman of the Board, and John F. Burton and Robert Ripp continue to serve as directors. The Company entered into a Consulting Agreement with Mr. Bernardi and BCG, Inc., a company owned by Mr. Bernardi, which provides for Mr. Bernardi's services as Chairman and Secretary of the Company, provides for compensation in substantially the same amount as provided in Mr. Bernardi's former Employment Agreement and contains other substantive provisions that are substantially the same as those in a Consulting Agreement that the Company had previously entered into with its former Chairman, Robert M. Sterling, Jr. The Company decided to extend prospectively the post-termination exercise period of the standard form of options granted under its stock option plans from one to three years and agreed to make this change available for certain options previously granted to Mr. Bernardi and the four individuals who resigned from the Board. The Company has also agreed to accelerate the vesting of options owned by Mr. Bernardi, Mr. Mann and Mr. Sterling.

         James J. Leto, 52, became President and Chief Executive Officer and a director of the Company in May 1996. Mr. Leto has an agreement with the Company which provides for an annual salary of $200,000, an annual bonus based on performance of up to $200,000 of which $100,000 is guaranteed for the first twelve months, and in the event of termination of his employment for reasons other than cause, a nine-month severance package based on his base salary, benefits and accrued bonus. He has been granted options on 500,000 shares of Common Stock which have an exercise price of $4.22, become exercisable on a cumulative basis in eight equal quarterly installments beginning September 1, 1996 and ending June 1, 1998. The vesting of the options accelerate in the case of an acquisition of the Company. Mr. Leto is a director of Government Technology Systems, Inc. Mr. Leto previously served as the Chairman and Chief Executive Officer of PRC Inc., a $715 million information technology company, from January 1993 to February 1996, and prior thereto in various capacities as an executive officer of that company. From January 1989 until February 1992, Mr. Leto served as the Vice President and General Manger of AT&T Federal Systems Computer Division, a division of AT&T charged with developing a major system integration and computer presence in the federal marketplace. Mr. Leto first joined AT&T in November 1977. Mr. Leto earned his Bachelor of Science degree from Wayne State University and his Executive Masters of Science from Pace University.

         C. Alan Peyser, 63, became a director of the Company in May 1996. He has been granted options on 50,000 shares of Common Stock which have an exercise price of $3.69, become exercisable in four equal annual installments beginning May 1997 and expire in May 2006. Mr. Peyser is currently a consultant to Cable & Wireless, Inc., President of Country Long Distance Corporation and a member of the Board of Directors of Tridex Corporation and TCI International, Inc. Mr. Peyser previously served as the Chief Executive Officer and President of Cable & Wireless, Inc., a $700 million long distance company, from 1980 through September 1995.

        Jorge R. Forgues, 41, became Vice President of Finance and Administration, Chief Financial Officer and Treasurer of the Company in April 1996. Mr. Forgues's annual salary is $135,000, and he is entitled to an annual bonus based on performance of up to $50,000. He has been granted options on 125,000 shares of Common Stock which have an exercise price of $3.56, become exercisable on a cumulative basis in four equal annual installments beginning in April 1997 and expire in April 2006. From October 1993 through April 1996 Mr. Forgues served as the Vice President of Finance & Administration and Chief Financial Officer of Globalink, Inc., a $25 million computer software developer offering foreign language translation software and services in the U.S. and internationally. From July 1992 to September 1993, Mr. Forgues served as Director of Accounting at Spirit Cruises, Inc., a $50 million Harbor Cruise Line with operations in nine states, and from June 1987 to June 1992 he served as the Vice President of Finance of Best Programs, Inc., a computer software developer. Mr. Forgues earned a Bachelor of Science in Accounting in 1983 and a Masters of Business Administration in 1984 from George Mason University. Mr. Forgues has been a Certified Public Accountant since November 1986.
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ITEM 7.     EXHIBITS

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
Exhibit Number                     Description
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
10 a                               Consulting Agreement between Network Imaging
                                   Corporation and Robert P. Bernardi dated May 28,
                                   1996.
10 b
                                   Agreement between Network Imaging Corporation and
                                   Joseph T.Pisula dated May 17, 1996.

10 c                               Offer of Employment to James J. Leto dated May 9,
                                   1996.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Network Imaging Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 NETWORK IMAGING CORPORATION


Date: August 2, 1996             By: /s/ Jorge R. Forgues
                                     --------------------
                                   Jorge R. Forgues
                                   Vice President of Finance and Administration, Chief Financial Officer and Treasurer